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                                                                   EXHIBIT 99.01

      Pursuant to Section 11(a) of the Securities Act of 1933, as amended, and Rule 158 promulgated thereunder, set forth below is an earnings statement covering the twelve month period ended March 31, 2000.

                        VERISIGN, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands)

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                                                                                              Twelve
                                                                                           Months Ended
                                                                                             March 31,
                                                                                               2000
                                                                                          --------------
Revenues................................................................................  $      103,265
                                                                                          --------------
Costs and expenses:
   Cost of revenues.....................................................................          37,759
   Sales and marketing..................................................................          40,263
   Research and development.............................................................          14,744
   General and administrative...........................................................          10,515
   Amortization of goodwill and other intangible assets.................................          61,014
                                                                                          --------------

     Total costs and expenses...........................................................         164,295
                                                                                          --------------

     Operating loss.....................................................................         (61,030)

Other income:
   Realized gains on investments........................................................          38,483
   Interest income......................................................................           2,613
   Other expense, net...................................................................          (1,006)
                                                                                          --------------

     Total other income.................................................................          40,090
                                                                                          --------------

     Loss before minority interest......................................................         (20,940)

Minority interest in net loss of subsidiary.............................................             733
                                                                                          --------------
     Net loss...........................................................................  $      (20,207)
                                                                                          ==============
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